UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

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☒	Preliminary Information Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

BIONEUTRAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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BIONEUTRAL GROUP, INC.
211 Warren St.
Newark, NJ  07103

NOTICE OF ACTION BY WRITTEN CONSENT

To the Holders of Common Stock of BioNeutral Group, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders  (the "Stockholders") of common stock, $.00001 par value per share (the "Common Stock"), of BioNeutral Group, Inc., a Nevada corporation (the "Company"), to notify the Stockholders that pursuant to a meeting held by the Board of Directors of the Company (the “Board”) on July 21, 2014,, the Company received unanimous consent by the Board and on July 31, 2014 by the holder of Series F Preferred Stock, no par value per share (the "Series F Preferred").  Each share of Series F Preferred has the equivalent of 111,868,458 votes of Common Stock (based upon the outstanding number of shares of Common Stock on July 31, 2014).  Currently, the Company’s President and Chief Executive Officer, Mark Lowenthal, is the holder of all the Series F Preferred (the "Series F Stockholder" or the "Majority Stockholder"), holding a minimum of fifty-one (51) shares of Series F Preferred, resulting in the Series F Stockholder holding in the aggregate approximately 51% of the total voting power of all issued and outstanding voting capital of the Company.  The Series F Stockholder authorized the following:

•	To amend the Company’s Articles of Incorporation, as amended, to effectuate a 1,000-to-1 reverse split of the Company’s Common Stock, par value $.00001 per share.

Your consent is not required and is not being solicited in connection with the approval of the Authorized Share Increase.

We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about September     , 2014.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

By order of the Board of DirectorsSeptember  , 2014

/s/ Mark Lowenthal

Mark LowenthalPresident and Chief Executive Officer

BIONEUTRAL GROUP, INC.
211 WARREN STREET
NEW JERSY NJ 07103

PRELIMINARY INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY,AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the action described in this information statement.

What is the Purpose of the Information Statement?

 This Information Statement is being furnished pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “ Exchange Act ”), to notify the Company's stockholders as of the Record Date of certain corporate actions to be taken pursuant to the consent or authorization of stockholders representing a majority of the voting rights of the Company’s outstanding common stock.

What action was taken by written consent?

We obtained consent from the holder of a majority of the common stock of the Company in favor of the corporate matter outlined in this Information Statement, consisting of the amendment to the Company’s Articles of Incorporation, as amended (the “ Articles ”), to:

(i) To amend the Company’s Articles of Incorporation, as amended, to effectuate a 1,000-to-1 reverse split of the Company’s Common Stock, par value $.00001 per share (the “Reverse Split”).

How many shares of voting stock were outstanding on July 31, 2014?

On July 31, 2014, the date we received the consent of the holder of a majority of the voting power of our stockholders, there were 5,481,790,172 shares of Common Stock issued and outstanding.

Who is entitled to Notice?

Each holder of an outstanding share of Common Stock, as of the Record Date will be entitled to notice of each matter voted upon.

What vote was obtained to approve the amendment to the Articles described in this information statement?

Nevada law provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. Pursuant to the foregoing, the Series F Stockholder approved the Authorized Share Increase on July 31, 2014.

We will mail the Notice of Stockholder Action by Written Consent on or about September    , 2014.

This Information Statement contains a brief summary of the material aspects of the Reverse Split approved by the Board of BioNeutral Group, Inc., (the "Company," "we," "our," or "us") and the holder of Series F Preferred Stock (the "Series F Preferred"), which constitute a majority of the voting capital stock of the Company.

Series F Preferred

By unanimous vote of the Board, the number, designation, rights, preferences and privileges of the Series F Preferred were established by the Board (as is permitted under Nevada law and by the Amended Certificate of Incorporation of the Company).  The designation, rights, preferences and privileges that the Board established for the Series F Preferred is set forth in a Certificate of Designation that was filed with the Secretary of State of the State of Nevada on August 19, 2013 and in an 8-K filed with the Securities and Exchange Commission.  Among other things, the Certificate of Designation provides that each one share of Series F Preferred has voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock eligible to vote at the time of the respective vote (the "Numerator"), divided by (y) 0.49, minus (z) the Numerator.

By unanimous vote of the Board, the Board issued fifty-one (51) shares of Series F Preferred to one individual, Mark Lowenthal, President and CEO of the Company (the "Series F Stockholder").  As a result of the voting rights granted to the Series F Preferred, the Series F Stockholder holds, in the aggregate, approximately 51% of the total voting power of all issued and outstanding voting capital of the Company.

As of July 31, 2014, there were issued and outstanding (i) 5,481,790,172 shares of our Common Stock, (ii) fifty-nine (59) shares of a non-controlling interest holding Series A Convertible Preferred Stock, (iii) fifty-four (54) shares of our Series B Preferred Stock, (iv) fifty-six (56) shares of our Series C Preferred Stock, and (v) one hundred and twenty-eight (128) shares of our Series D Preferred Stock.  Based on the foregoing, the total aggregate amount of votes entitled to vote regarding the approval of the Authorized Share Increase approved by the Board is 11,187,081,544 (the sum of the votes represented by the issued and outstanding shares of Common Stock and Series F Preferred).  Pursuant to Nevada law, at least a majority of the voting equity of the Company, or at least 5,705,291,372 votes, are required to approve the Authorized Share Increase by written consent. The Series F Stockholder holds, in the aggregate, fifty one (51) shares of Preferred Stock, representing 5,705,291,372 votes or approximately 50.9989% of the voting equity of the Company, and has voted in to effectuate a 1,000-to-1 reverse split of the Company’s common stock, thereby satisfying the requirement under Nevada law that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Series F Stockholder, the number of shares of Series F Preferred held by the Series F Stockholder, the total number of votes that the Series F Stockholder voted in favor of the Authorized Share Increase and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Series F Shareholder	Number of Shares of Series F Preferred Held	Number of Votes held by such Series F Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Actions
Mark Lowenthal	51	5,705,291,372	5,705,291,372	51%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Common Stock as of July 31, 2014 of (i) each person known to us to beneficially own more than 10% of Common Stock, (ii) our directors, (iii) each named executive officer, and (iv) all directors and named executive officers as a group.  As of July 31, 2014, there were a total of 5,481,790,172 shares of Common Stock outstanding.  Each share of Common Stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote.  The column entitled "Percentage of Outstanding Common Stock" shows the percentage of voting common stock beneficially owned by each listed party.  The column entitled "Percentage of Outstanding Series F Preferred Stock" shows the percentage of total Series F Preferred beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of July 31, 2014 through the exercise or conversion of any stock option, convertible security, warrant or other right.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Owned Beneficially	% of Outstanding Shares of Common Stock	Number of Shares of Series F Preferred Stock Owned	Percent of Outstanding Series F Preferred Stock
Mark Lowenthal	-	0%	51	100%
211 Warren St.
Newark, NJ 07103

Andrew Kielbania	3,498,096	.064%
211 Warren St.
Newark, NJ 07103

Philip Tierno	219,178	.004%
211 Warren St.
Newark, NJ 07103

Ben Hanafin	342,466	.00	6%
211 Warren St.
Newark, NJ 07103

Robert Machinist	513,699	.009%
211 Warren St.
Newark, NJ 07103

All Officers, Directors and persons known to beneficially own > 10% of Common Stock	4,573,439	.083%		51	100%

(1)
Except as indicated in the footnotes to this table, based on information provided by such persons, the persons named in the table above have sole voting power and investment power with respect to all shares of common stock shown beneficially owned by them.

(2)
Percentage of ownership is based on 5,481,790,172 shares of common stock outstanding as of July 31, 2014 plus each person’s conversion rights within 60 days.  Shares of common stock subject to stock conversions that are exercisable within 60 days as of July 31, 2014 are deemed outstanding for computing the percentage of that person and the group.

ACTION TO BE TAKEN

AMENDMENT TO THE ARTICLES OF INCORPORATION TO EFFECT THE REVERSE SPLIT OF COMMON STOCK

Our Board of Directors and the Series F Stockholder have approved an amendment to the Articles of Incorporation to effect a Reverse Split of our issued and outstanding Common Stock (the “Reverse Split Amendment”), as described below.  We will file the amendment to the Articles effect a reverse split of our issued and outstanding Common Stock by a ratio of 1,000-to-1 once such amendment is filed with the Secretary of State of Nevada.

The form of articles of amendment to be filed with the Secretary of State of Nevada is set forth as Appendix A (subject to any changes required by applicable law) to this information statement.

Background and Reasons for the Reverse Split; Potential Consequences of the Reverse Split

The Board of Directors is effecting a Reverse Split, with the Series F Stockholder with the primary intent of increasing the market price of the Company’s Common Stock to make the Common Stock more attractive to a broader range of institutional and other investors.  In addition to potentially increasing the market price of the Common Stock, the Reverse Split would also reduce certain costs, as discussed below. Accordingly, for these and other reasons discussed below, the Company believes that effecting the Reverse Split is in the Company’s and the Company’s stockholders’ best interests.

The Board of Directors believes that an increased stock price may encourage investor interest and improve the marketability of the Common Stock to a broader range of investors, and thus enhance liquidity.  Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  Additionally, because brokers' commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of the Common Stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if the share price of the Common Stock were substantially higher.  This factor may also limit the willingness of institutions to purchase the Common Stock.  The Board of Directors believes that the anticipated higher market price resulting from the Reverse Split could enable institutional investors and brokerage firms with such policies and practices to invest in the Common Stock.

Although the Company expects the Reverse Split will result in an increase in the market price of the Common Stock, the Reverse Split may not increase the market price of the Common Stock in proportion to the reduction in the number of shares of the Common Stock outstanding or result in a permanent increase in the market price, which is dependent upon many factors, including the Company’s performance, prospects and other factors detailed from time to time in its reports filed with the Securities and Exchange Commission.  The history of similar reverse stock splits for companies in like circumstances is varied.  If the market price of the Common Stock declines when the Reverse Split is effected, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of a reverse stock split.

Effect of the Reverse Split on Holders of Outstanding Common Stock

Each 1,000 shares of Common Stock will be combined into 1 new share of Common Stock.  Based on         shares of Common Stock issued and outstanding as of September        , 2014, immediately following the Reverse Split the Company would have approximately               shares of Common Stock issued and outstanding (without giving effect to rounding for fractional shares).

The Reverse Split will affect all holders of the Company’s Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Split will be rounded up to the next whole number. In addition, the Reverse Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Reverse Split, the Company’s Common Stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify the Company’s equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Split, the Company will continue to be subject to the periodic reporting and other requirements of the Exchange Act. The Common Stock will continue to be quoted on the OTC Pink, subject to any decision of the Company’s Board of Directors to list the Company’s securities on a stock exchange.

Authorized Shares of Common Stock

The Reverse Split will not change the number of authorized shares of the Common Stock under the Company’s Articles. Because the number of issued and outstanding shares of Common Stock will decrease, the number of shares of Common Stock remaining available for issuance will increase. Under the Articles, as amended, the Company’s authorized capital stock currently consists of 17,000,000,000 shares of Common Stock.

The Reverse Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. The Reverse Split may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Split may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Split may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not approved the Reverse Split with the intent that it be utilized as a type of anti-takeover device.

Beneficial Holders of Common Stock (i.e., stockholders who hold in street name)

Upon the implementation of the Reverse Split, the Company intends to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effectuate the Reverse Split for their beneficial holders holding the Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Split. Stockholders who hold shares of the Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of the Company’s registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent.  These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Split Common Stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of the Company’s Common Stock in certificated form will be sent a transmittal letter by the Company’s transfer agent after the Reverse Split is effectuated. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of the Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Split Common Stock (the “New Certificates”).  No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent.  No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled as a result of the Reverse Split, subject to the treatment of fractional shares described below. Until surrendered, the Company will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Split Common Stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

The Company does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, the Company will not issue certificates representing fractional shares.  In lieu of issuing fractions of shares, the Company will round up to the next whole number.

Effect of the Reverse Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Proportionate adjustments will be made based on the ratio of the Reverse Split to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This will result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to the Company’s treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Split ratio, subject to the Company’s treatment of fractional shares.

Effect on Par Value

The Amendment will not affect the par value of the Company’s Common Stock, which will remain $0.00001 per share.

Accounting Matters

The stated capital attributable to Common Stock and the additional paid-in capital account on the Company’s balance sheet will not change due to the Reverse Split. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of the Company’s Common Stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of the Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of the Common Stock (a “U.S. Holder”). A trust may also be a U.S. Holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.  An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. Holder. This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold the Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold the Common Stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of the Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold the Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this information statement.  Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a stockholder generally will not recognize gain or loss on the Reverse Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the Reverse Split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Split, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Action

Certain of the Company’s officers and directors have an interest in these Actions as a result of their ownership of shares of our Common Stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” above.  However, we do not believe that our officers or directors have interests in these Actions that are different from or greater than those of any other of our stockholders.

 FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the "SEC"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended October 31, 2013

(2)	Quarterly Report on Form 10-Q for the six months ended April 30, 2014

You may request a copy of these filings, at no cost, by writing BioNeutral Group, Inc. at 211 Warren Street, Newark, NJ, 07103, or telephoning the Company at (973) 577-8003.  Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs.  However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 211 Warren Street, Newark, NJ 07103, telephone: (973) 577-8003.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company's principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act.  Please carefully read this Information Statement.

By Order of the Board of Directors

/s/Mark Lowenthal
Chief Executive Officer & President

Dated: August 18, 2014

Appendix A

BIONEUTRAL GROUP, INC.

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390)

1.           The articles have been amended as follows:

Article III is hereby amended to read as follows:

Effective on September   , 2014 (the “Effective Time”), each one hundred (1,000) shares of Common Stock (“Old Stock”) issued and outstanding or reserved for issuance, shall automatically without action by the holder thereof, be changed and reclassified into one (1) share of fully-paid and non-assessable Common Stock (“New Stock”) and each certificate which prior to the Effective Time represented one hundred (1,000) shares of the Old Stock shall, from and after the Effective Time be deemed to represent one (1) share of the New Stock.  Any owner of less than a single full share of New Stock shall be entitled to receive the next highest number of full shares of New Stock in lieu of such fractional interest.

2.           The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is approximately 50.9989%.

3.           Effective date of filing: September __, 2014

4.           Signature:

____________________________________

Mark Lowenthal, President & CEO